Exhibit 3.1.103

CERTIFICATE OF LIMITED PARTNERSHIP

OF

OUTBACK STEAKHOUSE OF CENTRAL FLORIDA, LTD.

THE UNDERSIGNED, being the sole general partner of OUTBACK STEAKHOUSE OF CENTRAL FLORIDA, LTD. (the “Partnership”), does hereby submit the following information in accordance with the Florida Revised Uniform Limited Partnership Act (1986) to make public the formation of the Partnership:

1. Name. The name of the Partnership shall be OUTBACK STEAKHOUSE OF CENTRAL FLORIDA, LTD.

2. Registered Agent. The registered office and principal place of business of the Partnership is 550 N. Reo Street, Suite 204, Tampa, Florida 33609. The name of the initial registered agent of the partnership is Robert D. Basham.

3. General Partner. The name and business address of the sole general partner of the Partnership is:

Outback Steakhouse of Florida, Inc.

550 N. Reo Street, Suite 204

Tampa, Florida 33609

4. Partnership Address: (Mailing)

550 N. Reo Street

Suite 204

Tampa, Florida 33609

5. Dissolution. The latest date upon which the Partnership will dissolve is December 31, 2033.

IN WITNESS WHEREOF, the undersigned does execute this Certificate this 31st day of March, 1993, and attach an affidavit declaring the amount of capital contribution of the limited partners and the anticipated amount to be contributed by the limited partners.

OUTBACK STEAKHOUSE OF FLORIDA,
INC., a Florida corporation

ATTEST:

/s/ Robert S. Merritt	By:	/s/ Robert D. Basham
Robert S. Merritt		Robert D. Basham
Its: Secretary	Its:	President

ACCEPTANCE BY REGISTERED AGENT

The undersigned, Robert D. Basham, as registered agent, appointed in accordance with the foregoing certificate, does hereby accept such appointment, and does hereby state that he is familiar with, and accepts, the obligations imposed by § 620.105 and §620.192 of the Revised Florida Uniform Limited Partnership Act (1986).

WITNESS:

/s/ Witness	By:	/s/ Robert D. Basham
Robert D. Basham

AFFIDAVIT

STATE OF FLORIDA	)
) S.S.
CITY OF HILLSBOROUGH	)

CAME BEOFE ME, the undersigned, known by me to be the President of OUTBACK STEAKHOUSE OF FLORIDA, INC. the General Partner of OUTBACK STEAKHOUSE OF CENTRAL FLORIDA, LTD. (the “Partnership”), who acknowledges, deposes and says:

The total initial amount of capital contribution of the Limited Partners shall be $190,000.00. It is not anticipated that there will be any further capital contributed by the Limited Partners.

/s/ Robert D. Basham
Robert D. Basham, President of Outback Steakhouse of Florida, Inc.

The foregoing instrument was acknowledged before me this 1st day of April, 1993, by ROBERT D. BASHAM, president of OUTBACK STEAKHOUSE OF FLORIDA, INC., general partner on behalf of OUTBACK STEAKHOUSE OF CENTRAL FLORIDA, LTD., a partnership. He is personally known to me or has produced N/A as identification and did (did not) take an oath.

/s/ Notary
(Notary Signature)

(NOTARY SEAL)	Notary
(Notary Name Printed)
NOTARY PUBLIC
Commission No.